Exhibit 99.1

FOR RELEASE October 20, 2015

China Biologic Received Operating Permit for New Branch Collection Facility in Shandong Province

BEIJING, China – October 20, 2015 – China Biologic Products, Inc. (NASDAQ: CBPO, “China Biologic” or the “Company”), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that, on October 19, 2015, the Company’s majority-owned subsidiary, Shandong Taibang Biological Products Co. Ltd. (“Shandong Taibang”), received the operating permit from local authorities to commence plasma collection at the new branch collection facility in Zaozhuang City, Shandong Province. As previously announced, Shandong Taibang received approval to build this new branch collection facility in September 2015.

This new branch collection facility will operate under the Company’s Ningyang plasma collection station and cover the collection territory of Zaozhuang City, which has a population of 3.8 million and offers a reliable source of plasma donors. The Company expects to commence operation and trial collection of source plasma at this new branch collection facility immediately and achieve its designed annual collection capacity within three years thereafter.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are pleased to receive the operating permit and be able to launch trial operation at our new branch collection facility in Shandong Province. Together with the other eight plasma collection stations in Shandong Province, this new facility is expected to contribute to the overall growth of our plasma collection volume over time. We will continue to expand our plasma collection capacity to meet the increasing market demands for plasma protein therapeutics in China.”

About China Biologic Products, Inc.

China Biologic is a leading plasma-based biopharmaceutical company in China. The Company's products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals and inoculation centers, as well as distributors, in China. For additional information, please see the Company's website, www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “expect,” “is expected to,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company’s plan regarding the construction of the collection stations, the time required for the collection stations to reach their designed capacities and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including without limitation, potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com

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